SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 25, 1998



                                  SBARRO, INC.
                          -------------------------------
             (Exact name of registrant as specified in its charter)


                                    New York
                            ----------------------
                 (State or other jurisdiction of incorporation)


              1-8881                                  11-2501939
             ---------                                ------------
     (Commission File Number)                (IRS Employer Identification No.)


   401 Broadhollow Road, Melville, New York                        11747
     (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (516) 864-0200
       ------------------------------------------------------------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.
------   ------------

                  On November 25, 1998, the Company received a proposal from Mario Sbarro, Joseph Sbarro, Anthony Sbarro and the Trust of Carmela Sbarro (the "Sbarro Family") for the merger of the Company with a company to be owned by the Sbarro Family in which all outstanding shares of the Company's Common Stock not currently owned by the Sbarro Family would receive $27.50 per share. The shares to be purchased comprise approximately 65.6% of the Company's 20,528,309 presently outstanding shares of Common Stock.

                  Consummation of the acquisition is subject, among other things, to (i) entering into a definitive merger agreement with the Company with respect to the transaction, (ii) approval of the transaction by the special committee of the Company's Board of Directors (the "Special Committee"), the full Board of Directors and the Company's shareholders, (iii) receipt of satisfactory financing for the transaction (the Sbarro Family advised the Company that it has been informed by Bear Stearns & Company, Inc. that, subject to certain conditions, Bear Stearns was highly confident that financing for the transaction could be obtained), (iv) the continued suspension of dividends by the Company and (v) receipt of a fairness opinion from the financial advisor to the Special Committee stating that the proposed transaction is fair, from a financial point of view, to the public shareholders.

                  To date, the Company has received copies of two complaints in class action lawsuits instituted by shareholders against the Company, in one case the Company's nine directors and, in the other case the members of the Sbarro Family serving on the Company's Board of Directors. Both actions were instituted in the Supreme Court of the State of New York, New York County, New York. While the complaints vary, in general, they allege a breach of fiduciary duties by the directors and members of the Sbarro Family, that the proposed consideration to be paid to Public Shareholders is inadequate and that there are inadequate procedural protections for the Public Shareholders. Although varying, the complaints seek, generally, a declaration of class action status; a declaration of breach of, or order requiring the defendants to carry out, fiduciary duties to the plaintiffs; damages in unspecified amounts alleged to be caused to the plaintiffs; other relief (including injunctive relief or rescissory damages if the transaction is consummated); and costs and disbursements, including a reasonable allowance for counsel fees and expenses. The defendants intend to vigorously defend these actions.

Item 7.           Financial Statements, Pro Forma Financial Information and
------            Exhibits.
                  ---------------------------------------------------------

         (a)      Financial statements of business acquired:

                  Not applicable.

         (b)      Pro forma financial information:

                  Not applicable.

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         (c)      Exhibits:

                  99.01: Proposal dated November 25, 1998 on behalf of Mario Sbarro, Joseph Sbarro, Anthony Sbarro and the Trust of Carmela Sbarro to the Board of Directors of the Company.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    SBARRO, INC.


Date: December 1, 1998                     By:      /s/ Robert S. Koebele
                                              ---------------------------------
                                                        Robert S. Koebele,
                                                      Vice President-Finance



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




                                  EXHIBIT INDEX
                                  --------------



Exhibit
Number                              Description
-------                             -----------

99.01 Proposal dated November 25, 1998 on behalf of Mario Sbarro, Joseph Sbarro, Anthony Sbarro and the Trust of Carmela Sbarro to the Board of Directors of the Company.


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